Exhibit 10.1

GENERAL RELEASE AND SEVERANCE AGREEMENT

This General Release and Severance Agreement (the “Agreement”), dated as of May 16, 2019, is made and entered into by and between Robert Clarke, Ph.D. (“Executive”) and Pulmatrix, Inc. (the “Company”).For good and valuable consideration, receipt of which is hereby acknowledged, in order to effect a mutually satisfactory and amicable separation of employment from the Company and to resolve and settle finally, fully and completely all matters and disputes that now or may exist between them, as set forth below, Executive and the Company agree as follows:

1.    Separation from Employment. Effective May 16, 2019 (the “Separation Date”), Executive’s employment with the Company shall cease and he shall relinquish all positions, offices, directorships, and authority with the Company and any affiliates. On or before the Separation Date, Executive shall also execute and deliver a resignation letter confirming his resignation from the Company’s Board of Directors effective as of the Separation Date. Executive acknowledges and agrees, except for the payments described hereunder and outstanding expenses which shall be paid in accordance with Company policy, Executive has no rights to any other wages and other compensation or remuneration of any kind due or owed from the Company, including, but not limited, to all wages, reimbursements, bonuses, advances, vacation pay, severance pay, vested or unvested equity or stock options, awards, and any other incentive-based compensation or benefits to which Executive was or may become entitled or eligible.

2.    Employment Agreement. The employment agreement between the parties (the “Employment Agreement”) has terminated forever and no party shall have any further obligation or liability thereunder, except that Executive acknowledges and agrees that Section 5 Prohibited Competition and Solicitation and Section 6 Property and Records of the Employment Agreement, and all provisions thereunder, shall remain in full force and effect in accordance with their terms.

3.    Continuing Obligations. Executive shall remain bound by, and agrees to comply with, any obligations that survive an employment termination as set forth in any other agreement or employee policy to which he became subject during and in connection with his employment with the Company, including without limitation his continuing obligations as set forth in the Confidentiality, Assignment of Inventions and Non-Competition Agreement he executed.

4.    Consideration. In consideration of this Agreement and the release herein, and his compliance with his obligations hereunder, the Company will provide Executive with the following: (i) a target Annual Performance Bonus (as defined in the Employment Agreement) for the year 2018 in the amount of $ 176,516, less applicable taxes and other withholdings, payable on the Company’s first regular pay date following the Effective Date (as defined below); (ii) severance pay in an amount equal to Executive’s base salary of $441,291, less applicable taxes and other withholdings, for twelve (12) months (the “Severance Period”) payable in equal installments in accordance with the normal payroll policies of the Company, with the first installment being paid on the Company’s first regular pay date following the Effective Date (as defined below); (iii) a separation bonus in the amount of $32,885, less applicable taxes and other withholdings, which is equal to fifty percent (50%) of the target Annual Performance Bonus (as defined in the Employment Agreement) to which Executive may have been entitled for 2019,

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prorated to reflect the portion of the year in which Executive was employed prior to the Separation Date, paid on the Company’s first regular pay date following the Effective Date (as defined below); (iv) during the Severance Period or until Executive begins employment with another employer, upon completion of appropriate forms and subject to applicable terms and conditions under the Consolidated Omnibus Budget Reconciliation Act of 1985, as Amended, medical insurance coverage at no cost to Executive to the same extent that such insurance continues to be provided to similarly situated executives at the time of Executive’s termination; and (v) full vesting in any and all outstanding equity awards that would have vested during the twenty-four (24) month period following the Separation Date, with the exception of the Second Option (as defined in the Employment Agreement).

5.    Transition Services. Executive agrees to cooperate with the Company and perform such services as the Company may reasonably request relating to the transition of his responsibilities and the Company’s matters, files and materials. Executive further agrees to assist with the execution of all documents and all other instruments which the Company shall deem necessary to accomplish any such transition as well as cooperating with the Company in the future in relation to any queries or requests from any regulators, taxation or governmental authorities relating to the activities of the Company and its affiliates in the period prior to the Separation Date.

6.    Consulting Services. In further exchange for the consideration Executive shall receive hereunder, for a period of ninety (90) days following the Separation Date, Executive shall make himself available to provide to the Company consulting services concerning such matters and responsibilities as are reasonably requested by the Company. Executive’s relationship with the Company in connection with the consulting services contemplated herein shall be that of independent contractor, and Executive shall not be an employee of the Company for any purpose whatsoever, on and as of the Separation Date, such that Executive will not be entitled to the benefit of any employee plans, programs or benefits, as a result of or in connection with such consulting services.

7.    Release of Claims. For and in consideration of the right to receive the consideration described in Section 4 of this Agreement, Executive fully and irrevocably releases and discharges the Company, including all of its affiliates, parent companies, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys (collectively, the “Releasees”) from any and all actions, causes of action, suits, debts, sums of money, attorneys’ fees, costs, accounts, covenants, controversies, agreements, promises, damages, claims, grievances, arbitrations, and demands whatsoever, known or unknown, at law or in equity, by contract (express or implied), in tort, or pursuant to statute, or otherwise (collectively, “Claims”) arising or existing on, or at any time prior to, the date this Agreement is signed by Executive. Such released Claims include, without limitation, Claims relating to or arising out of: (i) Executive’s hiring, compensation, benefits and employment with the Company, (ii) Executive’s separation from employment with the Company, and (iii) all Claims known or unknown or which could or have been asserted by Executive against the Company, at law or in equity, or sounding in contract (express or implied) or tort, including claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, pregnancy, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, age discrimination

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claims under the Age Discrimination in Employment Act; the Americans with Disabilities Act; claims under Title VII of the Civil Rights Act of 1964; the Rehabilitation Act; the Equal Pay Act; the Family and Medical Leave Act, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Civil Rights Act of 1866 and/or 1871; the Sarbanes Oxley Act; the Executive Polygraph Protection Act; the Uniform Services and Employment and Re-Employment Rights Act; the Worker Adjustment Retraining Notification Act; the National Labor Relations Act and the Labor Management Relations Act; the Massachusetts Fair Employment Practices Act, the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, the Massachusetts Earned Sick Leave law, the Massachusetts Parental Leave law, the Massachusetts Civil Rights Act and any other similar or equivalent state laws; and any other federal, state, local, municipal or common law whistleblower protection claim, discrimination or anti-retaliation statute or ordinance; claims arising under the Executive Retirement Income Security Act; claims arising under the Fair Labor Standards Act; or any other statutory, contractual or common law claims. Executive does not release Executive’s right to enforce the terms of this Agreement.

8.    No Legal Actions. Executive represents that he has not filed or caused to be filed any lawsuit, complaint, or charge against any Releasees in any court, any municipal, state, or federal agency, or any other tribunal. To the fullest extent permitted by law, Executive agrees that he will not sue or file a complaint in any court, or file or pursue a demand for arbitration, pursuing any Claims released under this Agreement, or assist or otherwise participate in any such proceeding. Executive represents and warrants further that he has not assigned or conveyed to any other person or entity any of his rights vis-à-vis the Releasees, including any of the Claims released in this Agreement. He further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any proceeding made by him in violation of this Agreement.

9.    No Interference. Nothing in this Agreement is intended to interfere with Executive’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity (including, without limitation, the Securities and Exchange Commission), or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Executive further acknowledges that nothing in this Agreement is intended to interfere with Executive’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Agreement, Executive hereby waives the right to recover any damages or benefits in any proceeding Executive may bring before the EEOC, any state human rights commission, or any other government agency or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency on Executive’s behalf with respect to any claim released in this Agreement; provided, however, for purposes of clarity, Executive does not waive any right to any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or any other similar provision.

10.    Review and Consultation. Executive acknowledges that: (a) this Agreement is written in terms and sets forth conditions in a manner which he understands; (b) he has carefully read and understands all of the terms and conditions of this Agreement; (c) he agrees with the

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terms and conditions of this Agreement; and (d) he enters into this Agreement knowingly and voluntarily. Executive acknowledges that he does not waive rights or claims that may arise after the date this Agreement is executed, that he has been given twenty-one (21) days from receipt of this Agreement in which to consider whether he wanted to sign it, that any modifications, material or otherwise made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period, and that the Company advises Executive to consult with an attorney before he signs this Agreement. The Company agrees, and Executive represents that he understands, that he may revoke his acceptance of this Agreement at any time for seven (7) days following his execution of the Agreement and must provide notice of such revocation by giving written notice to the Company. If not revoked by written notice received on or before the eighth (8th) day following the date of his execution of the Agreement, this Agreement shall be deemed to have become enforceable on such eighth (8th) day (the “Effective Date”).

11.    Return of Property. Executive represents that within ten (10) days from the date upon which this Agreement becomes effective, he shall have returned to the Company all Company property and materials, including but not limited to, Company files, correspondence, e-mail, memoranda, models, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, information regarding current or prospective investors, research and development information, sales and marketing information, intangible information stored on hard drives or thumb drives, software passwords or codes, security passwords or codes, software code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, laptops, iPads, mobile telephones), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).

12.    Non-Disparagement. The parties agree that goodwill and reputation of each are assets of great value to each, which have been obtained and maintained through great costs, time and effort. Therefore, the parties agree that neither shall make, publish or otherwise transmit any disparaging or knowingly false statements, whether written or oral, regarding the other (and with respect to the Company, its officers, directors, executives, employees, contractors, consultants, products, programs, studies, business or business practices). The Company agrees to respond to any requests for reference by complying with the Company’s policy of providing a neutral reference, including Executive’s title and dates of employment.

13.    No Further Services. Executive agrees that he will not seek, apply for, accept, or otherwise pursue employment, engagement, or arrangement to provide further services with or for the Company, as an employee, independent contractor or otherwise, except as provided herein.

14.    Confidentiality of Agreement. Executive agrees that he will keep both the fact of this Agreement and the terms of this Agreement confidential, and will not disclose the fact of this Agreement or the terms of this Agreement to anyone other than Executive’s spouse/registered domestic partner, attorney or accountant/tax advisor, unless otherwise required to under applicable law or regulation after providing reasonable notice in writing to the Company and a reasonable opportunity to challenge any such disclosure.

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15.    Mediation/Dispute Resolution/Governing Law.

(a)    In the event of a dispute regarding any of the terms and conditions of this Agreement, either party may request that the other party engage in a mediation to resolve such dispute. If such request is made, the other party shall respond in writing by no later than seven (7) business days thereafter, stating whether such other party is willing to participate in such mediation, and such mediation shall occur within thirty (30) days following such notification. If the parties are unable to agree to a mediator, then the matter shall be submitted to the mediation program conducted by the American Arbitration Association in Boston, Massachusetts, and a mediator shall be selected pursuant to the rules applicable to such program.

(b)    In the event that the other party declines to participate in a mediation, either party may require that the dispute be submitted to binding arbitration, and in such event the dispute shall be settled by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, except that both parties agree that the matter shall be submitted to and resolved by a single arbitrator. Such arbitration shall occur in Boston, Massachusetts. Each party hereby agrees to a speedy hearing upon the matter in dispute and the judgment upon the award rendered by the arbitrator may be entered in a court as set forth in Section (c) below. Notwithstanding anything to the contrary in the rules cited above, and unless prohibited by applicable law: (i) the costs and expenses of the arbitration, including the arbitrator’s fees and expenses, shall be evenly split between the parties; (ii) each party shall pay for and bear the cost of his or its own experts, evidence, and counsel; and (iii) no award of punitive damages may be rendered by the arbitrator in such proceedings. Notwithstanding the foregoing, nothing shall be deemed to limit the Company’s right to seek immediate judicial relief (including injunctive relief) in the event of a claimed breach by the Executive of this Agreement or the Confidentiality, Assignment of Inventions and Non-Competition Agreement, or other agreement related to non-competition, non-solicitation, non-disclosure and/or intellectual property, without the need to submit to arbitration or post any bond or other financial guarantee in such court action.

(c)    This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule, and any legal action permitted by this Agreement to enforce an award under Section or for a claimed breach by the Executive of the obligations contained in the by the Confidentiality, Assignment of Inventions and Non-Competition Agreement shall be governed by the laws of the Commonwealth of Massachusetts and shall be commenced and maintained solely in any state or federal court located in the Commonwealth of Massachusetts, and both parties hereby submit to the jurisdiction and venue of any such court.

16.    Voluntary. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that they have had ample opportunity to have this Agreement reviewed by the counsel of their choice.

17.    Acknowledgment. Executive acknowledges and agrees that the severance payments and other consideration provided herein are consideration to which Executive is not otherwise entitled except pursuant to the terms of this Agreement, and are being provided in exchange for Executive’s compliance with his obligations set forth hereunder.

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18.    No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or Executive of any acts of wrongdoing or violation of any statute, law or legal right.

19.    No Third-Party Beneficiaries. Except as expressly provided to the contrary in this Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. Executive agrees that all Releasees shall be express third-party beneficiaries of this Agreement (and the release of Claims contained herein), and shall be permitted to enforce the terms of this Agreement as if they were parties hereto.

20.    Sole Agreement and Severability. Except as set forth herein, this Agreement is the sole, entire and complete agreement of the parties relating in any way to the subject matter hereof. No statements, promises or representations have been made by any party to any other party, or relied upon, and no consideration has been offered, promised, expected or held out other than as expressly set forth herein, provided only that the release of claims in any prior agreement or release shall remain in full force and effect. The covenants contained in this Agreement are intended by the parties hereto as separate and divisible provisions, and in the event that any or all of the covenants expressed herein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

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PLEASE READ CAREFULLY. THIS GENERAL RELEASE AND SEVERANCE AGREEMENT INCLUDES A RELEASE OF ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, AGAINST THE COMPANY

PULMATRIX, INC.	ROBERT CLARKE, Ph.D.

By: /s/ William Duke, Jr.	/s/ Robert Clarke, Ph.D.
Title: Chief Financial Officer	Date: May 16, 2019
Date: May 16, 2019

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